UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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TIERRA GRANDE RESOURCES INC.
(Name of Registrant as Specified In Its Charter)

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TIERRA GRANDE RESOURCES INC.
666 Stirling Hwy
Mosman Park, WA 6012
+61 8 9384 6835

September 18, 2013

ACTION REQUIRED BY STOCKHOLDER

Dear Stockholder:

We are furnishing the enclosed Consent Solicitation Statement and Consent Card to you in connection with the following actions of the company: (i) the appointment of three (3) new directors to our Board of Directors, (ii) the waiver of the annual meeting of shareholders for the fiscal year ending May 31, 2014 and ratification of the waiver by shareholders of all prior annual meetings of shareholders of the company, (iii) the ratification of the following actions previously undertaken by the company with the required consent of shareholders: (a) the appointments of Andrew Gasmier and Brad Evans as directors of our company, (b) our name change to Tierra Grande Resources Inc. (c) the increase in our authorized capital to 500,000,000 shares of common stock, (d) the adoption of our 2012 stock incentive plan, and (e) the adoption of more comprehensive bylaws, and (IV) the approval and ratification of our independent auditors.

Our Board of Directors has reviewed and unanimously approved the above actions by the company. The holders of a majority of our issued and outstanding common stock have also passed resolutions approving such actions. However, to fully comply with applicable securities laws, we are hereby seeking formal written consent from shareholders with respect to the above actions.

These actions require the written consent of the holders of a majority of our issued and outstanding common stock. We have enclosed a Consent Card for completion by you. Please fully complete, sign and return the Consent Card to us as soon as possible (and within 60 days of the date of this solicitation) at the following address: PO Box 116, West Perth 6872, Western Australia, Australia, or by facsimile to (+61 8) 9385 4737.

We thank you for your continued support of the company.

By Order of the Board of Directors,

/s/ Mark Kalajzich
Mark Kalajzich
President

CONSENT SOLICITATION STATEMENT

Introduction

This consent solicitation is being made by Tierra Grande Resources Inc. (‘we’, ‘us’, ‘our’ or the “Company”). We are furnishing this Consent Solicitation Statement and enclosed Consent Card to you in connection with the following actions of the Company: (i) the appointment of three (3) new directors to our Board of Directors, (ii) the waiver of the annual meeting of shareholders for the fiscal year ending May 31, 2014 and ratification of the waiver by shareholders of all prior annual meetings of shareholders of the company, (iii) the ratification of the following actions previously undertaken by the company with the required consent of shareholders: (a) the appointments of Andrew Gasmier and Brad Evans as directors of our company, (b) our name change to Tierra Grande Resources Inc. (c) the increase in our authorized capital to 500,000,000 shares of common stock, (d) the adoption of our 2012 stock incentive plan, and (e) the adoption of more comprehensive bylaws, and (IV) the approval and ratification of our independent auditors.

Our Board of Directors has reviewed and unanimously approved the above actions by the Company. The holders of a majority of our issued and outstanding common stock have also passed resolutions approving such actions. However, to fully comply with applicable securities laws, we are hereby seeking formal written consent from shareholders with respect to the above actions.

These actions require the written consent of the holders of a majority of our issued and outstanding common stock. An abstention will effectively be a vote against the actions or any of them. We have enclosed a Consent Card for completion by you. Please fully complete, sign and return the Consent Card to us as soon as possible (and within 60 days of the date of this solicitation) at the following address: PO Box 116, West Perth 6872, Western Australia, Australia, or by facsimile to (+61 8) 9385 4737.

Date, Time and Place Information

We are seeking approval from our stockholders by written consent of the actions contemplated herein. Accordingly, there will not be a meeting of our stockholders relating to these actions. Under the Nevada Revised Statutes, the proposed actions require approval by the written consent of holders of a majority of our common stock. Please fully complete, sign and return the enclosed Consent Card to us as soon as possible (and within 60 days of the date of this solicitation) at the following address: PO Box 116, West Perth 6872, Western Australia, Australia, or by facsimile to (+61 8) 9385 4737.

This Statement and enclosed Consent Card are expected to be mailed on or about September __, 2013 to the holders of our common stock as of September __, 2013. We will incur all costs associated with preparing, printing and mailing this Consent Solicitation Statement and Consent Card. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Consent Solicitation Statement and Consent Card to the beneficial owners of our common stock. We will only deliver one Consent Solicitation Statement and Consent Card to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Consent Solicitation Statement and Consent Card and any future annual reports and Consent Solicitation Statements and Consent Cards to any security holder at a shared address to which a single copy of this Consent Solicitation Statement and Consent Card was delivered, or deliver a single copy of this Consent Solicitation Statement and any future annual reports and Consent Solicitation Statements and Consent Cardsto any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the attention of our President at our principal executive office. The address of our principal executive office is Cnr Stirling Hwy & Fairlight Street, Mosman Park, Western Australia 6012, Australia and our phone number is +61 8 9384 6835.

Dissenters’ Right of Appraisal

Under the Nevada Revised Statutes or pursuant to our Articles of Incorporation and Bylaws, our stockholders do not have dissenters' rights in connection with the actions contemplated herein.

Revocation of Consents

A shareholder may revoke his, her or its consent at any time prior to October __, 2013 or other conclusion of the consent process (whichever is earlier) by mailing a properly executed Consent Card bearing a later date or by mailing a signed, written notice of revocation to our company at the following address: PO Box 116, West Perth 6872, Western Australia, Australia, or by facsimile to (+61 8) 9385 4737. Revocation of a Consent will be effective upon receipt by us of either (i) an instrument revoking the consent or (ii) a duly executed Consent bearing a later date.

Voting Securities and Principal Holders Thereof

The record date for the determination of stockholders entitled to consent to the actions contemplated herein is September __, 2013 (the “Record Date”). As of that date, we had 78,769,712 outstanding shares of common stock, $0.0001 par value, and no outstanding shares of preferred stock, $0.0001 par value. Each share of our common stock entitles the holder thereof to one vote on each matter that may come before a meeting or vote of our stockholders.

Security Ownership of Certain Beneficial Owners and Management:

The following table sets forth the ownership, as of the Record Date, of our common stock by each of our directors, director nominees and executive officers, by all of our executive officers, directors and director nominees as a group and by each person known to us to be the beneficial owner of more than 5% of any class of our securities. As of the Record Date, there were 78,769,712 shares of our common stock issued and outstanding. All persons named have sole voting and investment power with respect to the securities held by them, except as otherwise noted. The number of securities described below includes shares which the beneficial owner has the right to acquire within 60 days of the date of this Information Statement.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Simon Eley	1,850,000(1)	2.3%
Common Stock	Andrew Gasmier	1,000,000	1.3%
Common Stock	Brad Evans	150,000(2)	0.2%
Common Stock	Mark Kalajzich	0	0%

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Miguel Cardozo	0	0%
Common Stock	Eduardo Ferrero	0	0%
All Officers, Directors and Director Nominees as a Group		3,000,000(1)(2)	3.8%
Common Stock	Christopher Robin Relph	6,805,208(3)	8.4%
Common Stock	Aviador Corporation Pty. Ltd.	22,500,000(4)	26.1%
Common Stock	BC & N Pollard ATF Geovet Family Trust	5,400,000(5)	6.7%
Common Stock	Six Fingers Pty Ltd.	8,160,000(6)	10.1%
Common Stock	Smart Train Australian Pty Ltd.	5,400,000(7)	6.7%
Common Stock	Resmin Pty Ltd.	4,500,000(8)	5.6%

(1)

In addition, Aviador Corporation Pty. Ltd. (“Aviador”) owns 15,000,000 shares of common stock and warrants to acquire 7,500,000 shares of common stock of the Company and Resmin Pty Ltd. (“Resmin”) owns 3,000,000 shares of common stock and warrants to acquire 1,500,000 shares of common stock of the Company. Mr. Eley is a director of both Aviador and Resmin and disclaims beneficial ownership of these securities as investment and voting control over these securities rests with the board of directors of Aviador and Resmin, respectively.

(2)

These shares are held by CLM Resources Pty. Ltd. Mr. Evans is a director and officer of CLM Resources and disclaims beneficial ownership of these securities as investment and voting control over these securities rests with the board of directors of CLM Resources. The directors of CLM Resources are Brad Evans and Kylie Evans.

(3)	Mr. Relph resigned as a director and officer in September 2012. Represents 4,805,208 shares of common stock and warrants to acquire 2,000,000 shares of common stock of the Company held by Mr. Relph.

(4)

Represents 15,000,000 shares of common stock and warrants to acquire 7,500,000 shares of common stock of the Company. The board of directors of Aviador holds investment and voting control over these securities. The directors of Aviador are Tobias Byrne, Allister Blyth, Richard Pappas, Benjamin Auld, Benjamin Pollard and Simon Eley.

(5)

Represents 3,600,000 shares of common stock and warrants to acquire 1,800,000 shares of common stock of the Company. The trustees of this trust hold investment and voting control over these securities. The trustees of the trust are Benjamin Craig Pollard & Neeta Pollard.

(6)

Represents 6,360,000 shares of common stock and warrants to acquire 1,800,000 shares of common stock of the Company. The board of directors of Six Fingers holds investment and voting control over these securities. The directors of Six Fingers Pty Ltd. are Benjamin Auld and Alison Auld.

(7)

Represents 3,600,000 shares of common stock and warrants to acquire 1,800,000 shares of common stock of the Company. The board of directors of Smart Train holds investment and voting control over these securities. The directors of Smart Train are Tobias Byrne and Bianca Byrne.

(8)

Represents 3,000,000 shares of common stock and warrants to acquire 1,500,000 shares of common stock of the Company. The board of directors of Resmin holds investment and voting control over these securities. The directors of Resmin are Simon Eley and Belinda Murray.

Changes in Control

There are no arrangements known to us the operation of which may at a later date result in a change in control of our company.

CORPORATE ACTIONS

PROPOSAL 1 - Appointment and Ratification of Directors

Management and Directors

Our bylaws allow the number of directors to be fixed by the Board of Directors. We currently have three directors, Simon Eley, Andrew Gasmier and Brad Evans. On June 21, 2013, our Board of Directors and our stockholders owning a majority of our voting securities approved the appointments of Mark Kalajzich, Miguel Cardozo and Eduardo Ferrero as new directors of our company. Our Board of Directors and our stockholders owning a majority of our voting securities also previously approved the appointment of Mr. Evans as a director of our company, and Mr. Gasmier was appointed by our board to fill the vacancy created by the resignation of a former director. We are hereby seeking shareholder consent for the appointments of Mark Kalajzich, Miguel Cardozo and Eduardo Ferrero as new directors of our company, and the ratification of the appointments of Andrew Gasmier and Brad Evans as directors of our company.

Our current directors, proposed directors and executive officers are as follows:

Name	Age	Position
Simon Eley	40	Director and Chairman
Allister Blyth	31	Chief Financial Officer
Andrew Gasmier	40	Director
Brad Evans	37	Director
Mark Kalajzich	32	Proposed Director, President and Chief Executive Officer
Miguel Cardozo	63	Proposed Director
Eduardo Ferrero	39	Proposed Director

Our directors serve as directors until our next annual shareholders’ meeting or until a successor is elected and qualified. Officers hold their positions at the discretion of the Board of Directors. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

Simon Eley, Chairman and Director

Mr. Eley has been a director since December 20, 2010, Chief Executive Officer since September 22, 2011 and Chief Financial Officer since September 12, 2012. He is an Australian solicitor with wide experience in the resources sector. Mr. Eley is currently a director of Auricup Resources Ltd and was a director of Aragon Resources Ltd. He led the team that secured the Central Murchison Gold Project which became Aragon's core asset with approximately 2 million ounces in JORC compliant resources. Aragon was taken over by Westgold Resources Ltd in 2011 valuing Aragon at $76 million. He worked for Woodside in Mauritania, West Africa in an advisory and commercial role dealing with government, joint venture partners and local and international contractors. He has also worked for Aquila Resources, Manhattan Corporation, Clough and Clayton Utz. Mr. Eley’s experience includes capital raisings, corporate matters, various commercial arrangements (including joint venture and farm-in agreements), and matters relating to mining law, toll treatment arrangements, litigation and alternative dispute resolution. At Aquila and Manhattan he was engaged in corporate management and strategy. He also has hands on experience in operating base metal and gold mines in Western Australia and the Northern Territory.

Allister Blyth, Chief Financial Officer

Mr. Blyth has been Chief Financial Officer since December 3, 2012. Mr. Blyth is a Certified Practicing Accountant in Australia with over 10 years of experience with both the public and private companies and specializes in financial management, reporting and strategic corporate planning. He has held financial controller and senior management positions with companies across various industries including mining exploration and development, and has been responsible for reporting compliance for various companies. Mr. Blyth has also actively participated in establishing a start-up exploration company in Australia. Mr. Blyth is a partner at Blyth Partners, a distinguished public accounting and business advisory firm based in Subiaco, Western Australia.

Andrew Gasmier, Director

Mr. Gasmier is a West Australian School of Mines educated Mining Engineer with over 16 years’ experience in both underground and open pit operations. He has extensive experience in the assessment, evaluation and feasibility of mineral projects in Africa, Australia, Laos and Russia. Mr. Gasmier has held General Management roles in operations in Queensland and Western Australia, and in the past five years Mr. Gasmier has held senior positions for Metals X, Monarch Gold, AngloGold Ashanti and Mining Plus. Mr. Gasmier is a current member of AusIMM, holds First Class Mine Managers Certificate of Competency and holds a West Australian Underground Supervisor’s Certificate of Competency.

Brad Evans, Director

Mr. Evans has been the General Manager of Mining Plus Pty. Ltd. for the past five years and has more than 15 years of experience in the mining industry in a diverse range of roles, from production, planning and management of mine sites, to organizational leadership. He has led the growth in Mining Plus from 10 to 70 employees with five offices around the world. Mr. Evans has a Bachelor of Engineering (Mining) degree from the University of Ballarat in Australia and holds a Mine Managers Certificates of Competency in Western Australia and New South Wales.

Mark Kalajzich, President and Chief Executive Officer, Proposed Director

Mark Kalajzich has held senior executive roles in the Telecommunications, Workforce Management and Retail sectors in Australia and Asia. Mark also has significant experience in Equity Capital Markets and Stock Broking with a fundamental focus of Global Resources and Commodities. He has been heavily involved in the operation and listing of resource companies and for the past 2 years, Mark has successfully foundered and held Executive Director roles in a number of successful start-up entities. Mark continues to hold a Directors role in the Private Venture Capital and Greenfields Investment Company, Chapman Valley Capital. Throughout these positions, Mark has traditionally focused on the creation of corporate structures, the execution of capital management strategies and driven change through management outcomes.

Miguel Cardozo, Proposed Director

Dr. Cardozo has over 39 years of gold and base metals experience throughout the Americas, holding senior management roles with companies such as Newmont, North Ltd. and Teck Cominco, as well as in consulting roles to Placer Dome and AurionGold, and he is a Director of Rio Cristal Resources and Minandex, junior exploration companies. As Senior Geologist with Newmont between 1985 and 1995, Dr. Cardozo was responsible for the exploration program that led to the discovery of the Yanacocha gold district, and the Galeno copper-gold porphyry in Peru. He is a member of the Society of Economic Geologists (currently holding the position of Council for the period 2010-2012), the Colegio de Ingenieros del Perú, the Instituto de Ingenieros de Minas del Perú, the Sociedad Geológica del Perú and the Society for Geology Applied to Mineral Deposits. Dr. Cardozo is the current Vice President of the Canada Peru Chamber of Commerce and a former President of its Mining and Exploration Committee. Since 2009, he is the President of the Organizing Committee of the Peruvian Delegation to the yearly PDAC Convention in Toronto. He is also a former President of the Explorers Association of Peru and of the Mining Committee of the Canada Peru Chamber of Commerce

Eduardo Ferrero, Proposed Director

Mr Ferrero is an Australian-Peruvian Executive with more than 16 years professional experience in the fields of Engineering, Banking & Finance, Management Consulting and Business Start-Ups. Mr Ferrero has extensive business networks across Corporates, Banks and Government in Australia and Peru. He is a Director of LaEncontre.com, Social Coil, Re/max-Pro and Delante Consultores, and currently lives in Lima with his family.

Significant Employees

Other than our officers, there are no other individuals that make a significant contribution to our business.

Family Relationships

There are no family relationships among our directors and officers.

Other Directorships

None of our directors or proposed directors currently hold, or within the past five years have held, directorships in companies with a class of securities registered pursuant to Section 12 of the Exchange Act or that are subject to the requirements of Section 15(d) of such Act.

Involvement in Certain Legal Proceedings

We are not a party to any material legal proceedings. In addition, to our knowledge, no director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material legal proceeding.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Corporate Governance

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NYSE MKT Marketplace Rules.

Under these rules, a director or proposed direrctor is not considered to be independent if he or she also is an executive officer or employee of the Company or has loaned funds to us within the past two years. As a result, Mr. Eley and Mr. Kalajzich would not be considered independent because each serves as an officer of our company. Our other directors or proposed directors, Mr. Gasmier, Mr. Evans, Mr. Cardozo and Mr. Ferrero, would be considered independent under these rules.

Board of Directors’ Meetings

During the fiscal year ended March 31, 2013, our board of directors did not formally meet. Our board conducted all business and approved all corporate actions during the fiscal year ended March 31, 2013 by the unanimous written consent of its members in the absence of formal board meetings.

Committees of the Board of Directors

As our common stock is not presently listed for trading or quotation on a national securities exchange or NASDAQ, we are not presently required to have board committees.

We currently have an audit committee comprised of our current directors and Allister Blyth, our CFO. Mr. Blyth is considered a “financial expert” under applicable rules. The purpose of the Audit Committee is, among other things, to assist the board in its oversight of the integrity of our financial statements and other relevant public disclosures, our compliance with legal and regulatory requirements relating to financial reporting, the external auditors' qualifications and independence and the performance of the internal audit function and the external auditors.

Due to our small size and limited operations to date, we do not presently have a nominating committee, compensation committee or other committee performing similar functions. We have not adopted any procedures by which security holders may recommend nominees to our board, and we do not have a diversity policy.

Code of Ethics

Due to our small size and limited operations to date, we have not adopted a formal code of ethics. Our Board has found that the fiduciary duties placed on individual directors by applicable legislation and the restrictions placed by applicable legislation on an individual director's participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of our company.

Board Leadership Structure and Role on Risk Oversight

At present, we have determined our current leadership structure, comprised of our directors and officers, is appropriate due to our small size and limited operations and resources.

We have no policy requiring the combination or separation of the Principal Executive Officer and Chairman roles and our governing documents do not mandate a particular structure. Our directors recognize that the leadership structure and the combination or separation of these leadership roles is driven by our needs at any point in time.

Our directors are involved in the general oversight of risks that could affect our business and they will continue to evaluate our leadership structure and modify such structure as appropriate based on our size, resources and operations.

Stockholder Communication with the Board of Directors

Stockholders may send communications to our board of directors by writing to us at PO Box 116, West Perth 6872, Western Australia, Australia, Attention: President.

Other Information

We are required to file periodic reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of these reports by accessing the SEC’s website at http://www.sec.gov. You may also send communications to our board of directors at Tierra Grande Resources Inc., PO Box 116, West Perth 6872, Western Australia, Australia, Attention: President.

Section 16(a) Beneficial Ownership Compliance Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires a company’s directors and officers, and persons who own more than ten-percent (10%) of the company’s common stock, to file with the Securities and Exchange Commission reports of ownership on Form 3 and reports of change in ownership on Forms 4 and 5. Such officers, directors and ten-percent stockholders are also required to furnish the company with copies of all Section 16(a) reports they file. Based on information provided to us, all such reports have been filed under Section 16(a) of the Securities Exchange Act of 1934 in a timely manner since the filing of our annual report on Form 10-K for the year ended May 31, 2012, except that Allister Blyth and Brad Evans were late in filing a Form 3, and Andrew Gasmier was late in filing a Form 3 and Form 4.

Compensation of Management and Directors

Summary Compensation Table

The following table sets forth, as of May 31, 2013, the compensation paid to our principal executive officers during the last two completed fiscal years.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen- sation	Nonqualified Deferred Compensation Earnings	All Other Compen -sation	Total
		($)	($)	($)	($)		($)	($)	($)
C. Robin Relph (1)	2013	$32,000	0	0	0	0	0	0	$32,000
	2012	$96,000	0	0	0	0	0	0	$96,000
Simon Eley(1)	2013	0	0	0	0	0	0	0	0
	2012	$56,000	0	0	0	0	0	0	$56,000

(1)

Christopher Robin Relph was our President, Chief Executive Officer and Chief Financial Officer during the year ended May 31, 2011 and until September 2011, when Simon Eley was appointed our President and Chief Executive Officer in place of Mr. Relph, who was appointed our Chairman and remained as Chief Financial Officer. Mr. Eley replaced Mr. Relph as Chief Financial Officer in September 2012 upon the resignation of Mr. Relph as a director and officer of our company.

Option Grants

We did not grant any stock options or other similar securities to our directors or officers during the years ended May 31, 2012 or 2013. Our directors and officers do not own any stock options or other similar securities of our company, except that Mr. Relph (a director and officer until September 2012) holds warrants to acquire up to two million shares at a price of $0.10 per share expiring February 11, 2013. See “Security Ownership of Certain Beneficial Owners and Management”.

Management Agreements

We had agreed to pay Robin Relph, an officer and director until September 2012, CDN$8,000 for his services. Mr. Relph resigned as a director and officer of our company in September 2012.

Compensation upon Change of Control

As of May 31, 2013, we had no pension plans or compensatory plans or other arrangements, which provide compensation in the event of the termination of directors, officers or employees or a change in control of our company.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans pursuant to which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation of Directors

We did not pay director's fees or other cash compensation to our directors for services rendered as directors in the year ended May 31, 2012 or 2013. We have no standard arrangements pursuant to which our directors are compensated for their services in their capacity as directors. The Board of Directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. No director has received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

Certain Relationships and Related Transactions

During the years ended May 31, 2013 and 2012, we incurred management fees of $32,000 and $96,000, respectively, to Christopher Robin Relph, the former Chairman of the Company. On September 1, 2011, we entered into a Domain Purchase Agreement with Mr. Relph whereby we purchased the domain name Buckingham.com in consideration for $10,000.

As of May 31, 2013, we recognized bad debt of $63,344 due to the uncertainty of recoverability of a receivable due from Mr. Relph.

On January 25, 2012, we issued 500,000 shares of common stock to a former director of the Company as a one-time incentive for joining the Company’s board of directors and other contributions to-date.

On July 20, 2012, we issued an aggregate of 2,750,000 shares of common stock to certain directors, officers and employees as compensation for services rendered from January 1, 2012 to June 30, 2012 to conserve capital.

Other than as described above, since the beginning of our last fiscal year, we have not entered into any transactions, and there are no currently proposed transactions, with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last three fiscal years.

While we do not have any special committee, policy or procedure related to the review, approval or ratification of transactions with related persons, our board of directors reviews all such transactions.

PROPOSAL 2 – Waiver of Annual Meetings

Section 1 of Article 1 of our Bylaws provides that an annual meeting of our shareholders may be waived by the written consent of our shareholders owning a majority of the entire issued and outstanding capital stock of our company. Given our currently limited financial resources and the size of our company, we are seeking shareholder consent for the waiver of the annual meeting of our shareholders for the year ending May 31, 2014. In addition, our Board of Directors and shareholders owning a majority of our outstanding capital stock have previously approved the waiver of prior annual meetings, and we are seeking shareholder ratification of the waiver of all prior annual meetings.

Given our size and limited financial resources, we have not held annual meetings in the past. However, we plan to hold annual meetings in the future, subject to an increase in our operations and financial condition. Pursuant to our bylaws, we are required to hold an annual meeting at the request in writing of shareholders owning a majority of the entire issued and outstanding capital stock of the Company and entitled to vote.

Shareholders that wish to submit a proposal or nominate a director for our next annual meeting may do so at any time, and in any event should do so within 10 days of filing of a preliminary proxy statement by us with the SEC, after which the submission or nomination will be considered untimely.

PROPOSAL 3 – Ratification of Name Change

On March 1, 2013, our Board of Directors and stockholders owning a majority of our outstanding common stock approved resolutions authorizing us to amend our Articles of Incorporation to change our company’s name to Tierra Grande Resources Inc. The Board believes that the name change better reflects the nature of our anticipated operations.

On March 18, 2013, we filed a Definitive Information Statement on Schedule 14C with the SEC in respect of the name change and certain other corporate actions. On April 10, 2013, we received approval from “FINRA” for the name change and resulting trading symbol change for our common stock to “TGRI” and, on April 11, 2013, we filed a Form 8-K with the SEC disclosing the completion of these actions.

We are hereby seeking shareholder ratification of our name change to Tierra Grande Resources Inc. to fully comply with applicable securities rules.

PROPOSAL 4 – Ratification of Capital Increase

On March 1, 2013, our Board of Directors and stockholders owning a majority of our outstanding common stock approved a resolution authorizing us to amend our Articles of Incorporation to increase the number of our authorized shares of common stock to 500,000,000 shares from 300,000,000 shares. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of our company in that it will provide us with available shares which could be issued for various corporate purposes, including financings, acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares will enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. We presently have no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of common stock. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock.

On March 18, 2013, we filed a Definitive Information Statement on Schedule 14C with the SEC in respect of the capital and certain other corporate actions. On April 10, 2013, we received approval from “FINRA” for the capital increase and, on April 11, 2013, we filed a Form 8-K with the SEC disclosing the completion of this action.

We are hereby seeking shareholder ratification of the increase in our authorized capital stock as described above to fully comply with applicable securities rules.

PROPOSAL 5 – Ratification of Stock Incentive Plan

On March 1, 2013, our Board of Directors and stockholders owning a majority of our outstanding common stock approved a 2012 Stock Incentive Plan. On March 18, 2013, we filed a Definitive Information Statement on Schedule 14C with the SEC in respect of our 2012 Stock Incentive Plan and certain other corporate actions. The Plan was adopted on April 10, 2013 and, on April 11, 2013, we filed a Form 8-K with the SEC with respect to the adoption of the Plan. All prior equity compensation plans of the Company were terminated by our board in accordance with their terms.

We are hereby seeking shareholder ratification of the adoption of the 2012 Stock Incentive Plan and termination of all prior equity compensation plans to fully comply with applicable securities rules.

The purpose of the Plan is to promote the long-term success of our company and the creation of stockholder value by encouraging the attraction and retention of qualified employees and non-employee directors, encouraging them to focus on critical long-range objectives of our company and linking their interests directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for various types of incentive awards to participants. We believe it is important to have flexibility to grant various types of equity awards to our employees so that we can react appropriately to the changing environment. No securities have been issued under the Plan to date.

The Plan shall be administered by our Board until the appointment of an appropriate committee (the “Committee”). The Committee has the discretion to determine the types and terms of awards made under the Plan. The Plan allows the Company to grant stock options; restricted stock rights; restricted stock; performance shares; performance share units; and stock appreciation rights to employees, officers, consultants to, and non-employee directors of, our company on the grant date of the award. The total number of shares subject to all awards under the Plan is fifteen million, subject to adjustment as provided in the Plan for stock splits, dividends, distributions, recapitalizations and other similar transactions or events. The maximum number of shares that may be granted to a participant in any year is three million. If any shares subject to an award are forfeited, expire, lapse or otherwise terminate without issuance of such shares, such shares shall, to the extent of such forfeiture, expiration, lapse or termination, again be available for issuance under the Plan.

The Plan may be amended, terminated or modified with shareholder approval to the extent required by applicable rules, other than for non-substantive amendments to the Plan. The Plan also sets out provisions relating to a change in control of the Company, the non-transferability of awards, the forfeiture and substitution of awards, as well as other provisions customary for plans of this type.

Federal Income Tax Consequences of Awards

The following summary is not intended to (and does not) constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

There will be no U.S. federal income tax consequences to the participant or us upon the grant of an option under the Plan. Upon exercise of an option that is not an incentive stock option, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the option. We will generally be entitled to a tax deduction in the same amount.

Upon the exercise of an incentive stock option, a participant recognizes no immediate taxable income. Income recognition is deferred until the participant sells the shares. If the option is exercised no later than three months after the termination of the participant’s employment, and the participant does not dispose of the shares acquired pursuant to the exercise of the option within two years from the date the option was granted and within one year after the exercise of the option, the gain on the sale will be treated as long-term capital gain. We are not entitled to any tax deduction with respect to the grant or exercise of incentive stock options, except that if the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the option price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income and, we will generally be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an incentive stock option over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

There will be no U.S. federal income tax consequences to either the participant or us upon the grant of a stock appreciation right (“SAR”). However, the participant generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. We will generally be entitled to a deduction equal to the amount includible in the participant’s income.

Unless a participant makes a “Section 83(b) election” under the Code, there will be no U.S. federal income tax consequences to either the participant or us upon the grant of restricted stock until expiration of the restricted period and the satisfaction of any other conditions applicable to the restricted stock. At that time, the participant generally will recognize taxable income equal to the then fair market value for the shares. We will generally be entitled to a corresponding tax deduction.

There generally will be no U.S. federal income tax consequences to the participant or us upon the grant of performance awards (unless the participant makes a “Section 83(b) election” under the Code) or restricted stock units. Participants generally will recognize taxable income at the time when such awards are paid or settled in an amount equal to the aggregate amount of cash and the fair market value of shares acquired. We will generally be entitled to a tax deduction equal to the amount includible in the participant’s income.

The Plan is intended to provide for Awards that are exempt from, or comply with Section 409A of the Code to the extent that such section would apply to any Award under the Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock rights or units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% excise tax (and a penalty based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.

Importance of Consulting Tax Advisor

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient will depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an Award or the disposition of shares acquired as a result of an Award.

The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as an exhibit to our Form 8-K filed April 11, 2013.

PROPOSAL 6 – Ratification of Bylaws

On December 21, 2010, our Board of Directors and stockholders owning a majority of our outstanding common stock approved an amendment to our bylaws and an increase in our authorized capital from 80,000,000 shares of common stock, par value $0.0001, to 300,000,000 shares of common stock, par value $0.0001. The number of shares of preferred stock we are authorized to issue did not change as a result of the capital increase.

The purpose of the Bylaw amendment was to update our bylaws and make them more comprehensive, while the purpose of the capital increase was to reorganize our capital structure in connection with a recent change of control, which management believed would better position us to attract financing.

On January 31, 2011, pursuant to applicable securities laws, we formally effected the Bylaw amendment and capital Increase. A copy of the Certificate of Amendment to our Articles of Incorporation reflecting the capital increase is attached as Exhibit 3.1 to our Form 8-K filed February 1, 2011.

We are hereby seeking shareholder ratification of the adoption of the Bylaw amendment and capital increase to fully comply with applicable securities rules.

PROPOSAL 7- Approval and Ratification of Auditors

We are proposing to reappoint Malone Bailey LLP as our independent auditors for the fiscal year ending May 31, 2014 and ratify their appointment for the last two fiscal years. Malone Bailey LLP has served as our independent auditors for the last two fiscal years.

The following table represents fees for the professional audit services and fees billed for other services rendered by our auditors, Malone Bailey LLP, for the audit of our annual financial statements for the years ended May 31, 2012 and 2013 and any other fees billed for other services rendered by Malone Bailey LLP during these periods.

	Year Ended May 31, 2012	Year Ended May 31, 2013
Audit fees	$25,920	$18,000
Audit-related fees	0	0
Tax fees	0	0
All other fees	0	0
Total	$25,920	$18,000

Since our inception, our Board of Directors, performing the duties of the Audit Committee, reviews all audit and non-audit related fees at least annually. The Board of Directors as the Audit Committee pre-approved all audit related services in fiscal 2013.

Interest of Certain Persons in Matters to be Acted Upon

Except as disclosed elsewhere in this Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon (other than elections to office):

1.	any director or officer of our Company since the beginning of our last fiscal year;

2.	any proposed nominee for election as a director of our Company; and

3.	any associate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth above in the section entitled "Security Ownership of Certain Beneficial Owners and Management." To our knowledge, no director has advised that he intends to oppose the corporate actions as more particularly described herein.

By Order of the Board of Directors:

Dated: September 18, 2013	By: /s/ Mark Kalajzich
Mark Kalajzich
President

TIERRA GRANDE RESOURCES INC.

REVOCABLE CONSENT SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Tierra Grande Resources Inc. (the “Company”) hereby revokes all previously granted consents and appoints each of Mark Kalajzich and Simon Eley (each a director and officer of the Company) as their attorneys, agents and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as the undersigned has designated, all the shares of common stock of the undersigned.

1(a) Approval of Mark Kalajzich as a director of the Company.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

1(b) Approval of Miguel Cardozo as a director of the Company.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

1(c) Approval of Eduardo Ferrero as a director of the Company.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

1(d) Ratification of Andrew Gasmier as a director of the Company.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

1(e) Ratification of Brad Evans as a director of the Company.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

2 Approval of waiver of the annual meeting of shareholders of the Company for the year ending May 31, 2014 and ratification of waiver by shareholders of all prior annual meetings of the Company.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

3 Ratification of approval of the name change of the Company to Tierra Grande Resources Inc.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

4 Ratification of the approval of the increase in the authorized number of shares of common stock of the Company to 500,000,000 shares of common stock.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

5 Ratification of the adoption of the 2012 Stock Incentive Plan of the Company and termination of all prior equity compensation plans of the Company.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

6 Ratification of the adoption of amended Bylaws and prior increase in the authorized number of shares of common stock of the Company to 300,000,000 shares of common stock.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

7 Approval of Malone Bailey LLP as the Company’s independent auditors for the fiscal year ending May 31, 2014 and ratification of their appointment as the Company’s independent auditors for the last two fiscal years.

¨	¨	¨
CONSENT	CONSENT WITHHELD	ABSTAIN

THIS CONSENT WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS CONSENT WILL BE VOTED FOR EACH OF THE ABOVE NOTED MATTERS.

This Consent revokes any consent to vote such shares heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this consent, and hereby revokes any and all consents the undersigned has given before. The undersigned acknowledges receipt of the Consent Solicitation Statement which accompanies the notice.

DATED: __________, 2013
(Signature)

Number of Shares Owned:	(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS CONSENT TO PO Box 116, West Perth 6872, Western Australia, Australia.

You may also submit your consent by facsimile to (+61 8) 9385 4737.

Important Notice Regarding the Availability of Consent Materials. This consent solicitation is available on the SEC’S website at www.sec.gov.